Exhibit 10.20

SERVICES AGREEMENT

This Services Agreement (the “Agreement”) is entered into December 24, 2013 (the “Effective Date”), by and between XIFIN® Inc. (“XIFIN”), a California corporation, with a place of business at 12225 El Camino Real, Suite 100, San Diego, CA 92130 and iRhythm Technologies, Inc. (“Client”), a Delaware corporation whose principal place of business is located at 650 Townsend Street, Suite 380, San Francisco, CA 94103.

RECITALS

A. Client provides diagnostic services to healthcare providers in the United States.

B. XIFIN is in the business of providing Internet-based solutions with integrated infrastructure services for accounts receivable and billing, management.

C. Client desires to outsource certain accounts receivable and billing management and XIFIN desires to provide such services on the terms and conditions set forth in this Agreement.

Agreement

In consideration of the recitals, and the terms and conditions contained herein, the parties agree as follows:

1.	Definitions: The following terms, when used in this Agreement, shall have the following meanings:

1.1 “Licensed Works” means those third party licensed software or programs individually and collectively, including any derivative thereof, which are incorporated into or used in providing the Services, including, without limitation, Oracle, SAP Business Objects, Salesforce.com.

1.2 “Confidential Information” means, with respect to a party hereto, any non-public, confidential and/or proprietary information disclosed by a party to the other party, including, but not limited to, the pricing, fees, and terms and conditions of this Agreement, business, marketing and technical plans, strategies and information, financial information, analyses, forecasts, intellectual property and/or the subject matter thereof and information concerning a party’s existing and future products and services, so long as such information (a) if provided in tangible form or in writing (e.g., paper, disk or electronic mail), is designated as “Confidential” (or with some other similar legend); or (b) if provided orally, is identified as confidential at the time of disclosure. Confidential Information shall not include any information which (i) is publicly known and is generally available in the public domain through no action or inaction of the receiving party; (ii) was already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iii) is obtained by the receiving party from an independent third party without a breach of such third party’s obligations of confidentiality; or (iv) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession.

1.3 “System” means, collectively, the hardware, software, configurations, interfaces, data resources, documentation, training materials, services, and ongoing support relating to the XIFIN System and associated services, which are provided by XIFIN and are described in Exhibit A.

1.4 “XIFIN System” means XIFIN’s proprietary Internet-based Accounts Receivable and Billing Management System.

1.5 “Implementation” means activities relating to preparing and configuring Services for use by Client as set forth in Exhibit B.

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1.6 “System Environment” means all software, hardware and data resources (including but not limited to the XIFIN System) under direct control of XIFIN used to support the Services. One System Environment includes, but is not limited to, one database schema and one application instance. XIFIN is providing one System Environment to Client pursuant to this Agreement.

1.7 “Client Specific Materials” means, collectively, any content, data, hardware, software or other materials provided by or on behalf of Client or any of its users, or derived from these materials required to support the Services for the Client, exclusive of derived materials and databases created by XIFIN based upon permanently de-identified Client data].

1.8 “Protected Health Information” means Individually Identifiable Health Information that is (i) transmitted by Electronic Media, (ii) maintained in any medium constituting Electronic Media, and (iii) transmitted or maintained in any other form or medium. “Protected Health Information” shall not include (a) education records covered by the Family Educational Right and Privacy Act, as amended, 20 U.S.C. 1232g or (b) records described in 20 U.S.C. 1232g(a)(4)(B)(iv).

1.9 “Individually Identifiable Health Information” means information that is a subset of health information, including demographic information collected from an individual, that (i) is created or received by a healthcare provider, health plan, employer or healthcare clearinghouse; (ii) relates to the past, present or future physical or mental health or condition of an individual or the provision of healthcare to an individual; and (iii) either identifies an individual or creates a reasonable basis to believe the information can be used to identify an individual.

1.10 “Electronic Media” means the mode of electronic transmissions. It includes the Internet, extranet (using Internet technology to link a business with information only accessible to collaborating parties), leased lines, dial-up lines, private networks, and those transmissions that are physically moved from one location to another using magnetic tape, disk, compact disk or any other electronic storage media.

1.11 “Services” means collectively, the System, services and ongoing support relating to the accounts receivable management services, including but not limited to, client, patient and electronic third party billing services as more fully described in Exhibit C.

1.12 “Outsourced Billing Client Requirements” shall mean those requirements and obligations of Client as detailed in Exhibit F.

2.	Duties And Obligations Of The Parties:

2.1 XIFIN’s Duties and Obligations: Subject to Client’s compliance with the terms of this Agreement, XIFIN shall perform the following:

2.1.1. XIFIN shall perform the Implementation.

2.1.2. After Implementation, XIFIN shall provide Client online access to the System in order to deliver the Services during the remaining Term of the Agreement

2.1.3. XIFIN shall perform the Services.

2.1.4. From time to time, XIFIN may make available additional web services including, but not limited to, a Client Portal (the “Web Services”) to Client. Client may elect to receive one or more of the Web Services and such Web Services shall be provided to Client at XIFIN’s then current fees for such services. Such Web Services shall be provided to Client pursuant to the terms and conditions of this Agreement.

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Thus, except for the fees for such Web Services which are additional to all Services Fees, such Web Services shall constitute Services for all other purposes under this Agreement.

2.2 Client’s Duties and Obligations: Client acknowledges that: (i) certain services or obligations of XIFIN hereunder are dependent on the Client’s timely provision, facilitation of or assistance with access to Client controlled assets, information, and resources reasonably requested by XIFIN (collectively, “Cooperation”); and (ii) such Cooperation may be essential to the performance of Services by XIFIN. The parties agree that any delay or failure by XIFIN to provide Services hereunder resulting from Client’s failure to provide Cooperation shall not be deemed to be a breach of XIFIN’s performance obligations under this Agreement.

Client shall perform the following:

2.2.1. Client shall provide the source data and access to system files and databases necessary for Implementation, access to the System and performance of the Services.

2.2.2. Client shall provide and maintain during the Term the minimum hardware, software and connectivity as described in Exhibit D to this Agreement.

2.2.3. Client shall provide, at the beginning of Implementation, descriptions and diagrams of the network topology supporting Client’s billing and accounts receivable operations.

2.2.4. Client shall coordinate with XIFIN any changes to Client’s network that may impact the use of the System and performance of the Services.

2.2.5. Client shall verify and approve all Client specific system pricing files, set-up, updates and configurations prior to its initial use of the Services.

2.2.6. Client users, which are defined as Client’s employees and Client’s customers(such as patients, physicians/providers, and physicians’/providers’ employees) shall access the System through a combination of user names and passwords as necessary to provide appropriate security, and strictly in accordance with the security features described in Exhibit E (as modified by XIFIN from time to time). Client shall be solely responsible for assigning user names and passwords to its users and for strictly maintaining the confidentiality of such user names and passwords. Client shall ensure that all of its Client Users comply with all of the terms and conditions of this Agreement. Client shall not permit any person or entity, other than its designated Client Users, to use or gain access to the System and shall provide reasonable safeguards to protect against unauthorized usage of or access to the System. Client shall comply with XIF IN’s procedures to restrict access to the Web Services to Client Users as required by XIFIN or applicable law, all as updated from time to time. Client shall be solely responsible for the administration, management and security of Client Users’ access to the Web Services and for any and all actions taken by Client Users. The XIFIN System and the Web Services are protected in full by copyrights, trademarks and patents owned by XIFIN and/or its licensors and by applicable law and treaties. Such notices shall not be deleted by Client.

2.2.7. Client and XIFIN shall employ reasonable security procedures to ensure that transactions, notices and other information specified in Agreement that are electronically created, communicated, processed, stored, retained or retrieved are authentic, accurate, reliable, complete and confidential. Moreover, inasmuch as XIFIN and Client exchange data electronically, Client and XIFIN shall and will require any Client User, subcontractor or agent, as applicable, involved in the electronic exchange of data to comply with the following: (i) Require its agents and subcontractors to provide security for all data that is electronically exchanged between Client, Client User and XIFIN; and (ii) implement and maintain, and shall require its agents and subcontractors to implement and maintain, appropriate and effective administrative, technical and physical safeguards to protect the security, integrity and confidentiality of data

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electronically exchanged between Client, Client User and XIFIN, as set forth in 45 C.F.R. §§ 164.308, 164.310, and 164.312, including access to data as provided herein. Each party and its agents and subcontractors shall keep all security measures current and shall document its security measures implemented in written policies, procedures or guidelines, in accordance with 45 C.F.R. § 164.316, which such will provide to the other party upon the other party’s request.

2.2.8. Client shall use the Services for its internal business use and not in the operation of a service bureau or for the benefit of any other person or entity. Client shall not rent, lease, sublicense, distribute, transfer, lend, copy or modify any part of the Services. Client shall not translate, decompile, or create or attempt to create, by reverse engineering or otherwise, the source code from the object code made available through the Services.

2.2.9. Client shall fulfill the additional Outsourced Billing Client Requirements as detailed in Exhibit F.

2.2.10. Beginning on or about the Go-Live Date (as such term is defined in Section 9.1 of this Agreement), XIFIN will begin to perform the Services on behalf of Client. Client shall, on a timely basis and as described in Section 2.2.5, provide the information necessary for XIFIN to perform such Services in an efficient manner (the “Client Responsibilities”, as such are further specified in Exhibit F). During the Term, XIFIN will be the sole provider to Client of all of the Services. In performing the Services hereunder, Client acknowledges that XIFIN shall at all times be acting as an independent contractor.

3.	Fees and Payment:

3.1 As payment for costs associated with XIFIN’s performance of Implementation and provision of access to the System and performance of the Services ongoing to the Client, Client shall remit payment of Implementation Fees, Service Fees, and Ancillary Service Fees as set forth in Schedule 1 of this Agreement.

3.2 Unless specifically stated in this Agreement, Client shall be responsible for fees for services provided by external vendors such as, but not limited to, collection agencies, internet service providers, statement mailing services, postage, skip tracing services, credit card, and clearinghouses. All fees charged herein are exclusive of and do not include any taxes, duties or similar charges imposed by any government (“Taxes”). To the extent applicable, Client agrees to pay or reimburse XIFIN for all such Taxes (other than taxes on the net income of XIFIN).

3.3 Technical consulting work requested by Client not directly supporting the Implementation, provision of access to or maintenance of the System or otherwise included in this Agreement shall be on a consulting fee for service basis as set forth in Schedule 1.

3.4 XIFIN shall calculate each month’s Service Fee and provide an invoice to Client. Client shall have access to all XIFIN System reports which Client may use to audit charges. All undisputed XIFIN invoices are due and payable within thirty (30) days of receipt. With the exception of any payments which are the subject of a good faith dispute as set forth in this Section, all Client payments that are not received within thirty (30) days of receipt of the invoice shall be considered overdue. Client shall pay XIFIN a 1.5% per month late fee on all overdue balances.

3.5 With respect to Implementation Fees, Client shall pay XIFIN in accordance with the dates and amounts described in Schedule 1. There shall be one Implementation Fee charged per System Environment, and this Agreement contemplates provision to Client of one System Environment.

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3.6 Client will not be required to pay the portion of any invoice that the Client disputes after reasonable investigation and in good faith, pending resolution of that dispute, if written notice of the dispute has been provided by Client to XIFIN within 15days of Client’s receipt of such invoice for the Services.

3.7 All pricing, fees, and terms information within this Agreement are considered confidential and shall not be disclosed to a third party without the written permission of XIFIN, except to Client’s employees, auditors, attorneys, trustees or directors or as required by any applicable law, rule or regulation or judicial process, or as necessary for Client to enforce its rights under this Agreement.

3.8 In the event Client fails to pay any undisputed amounts within 30 days of receipt of the applicable invoice, XIFIN may, at any time thereafter, in addition to its other rights and remedies hereunder, suspend delivery of the Services to Client provided that: (i) XIFIN notifies Client of its delinquent status; and (ii) Client fails to pay all balances due, including interest, which are not the subject of a notified dispute within ten days of receipt of such delinquency notice.

4.	Ownership and Use Rights:

4.1 All Client Specific Materials are and shall remain the property of Client or such other third party supplier, including any and all intellectual property rights relating thereto, excluding, however, any rights of (i) XIFIN in and to the Services and System as it exists on the Effective Date of this Agreement, or as modified during the Term of this Agreement, and (ii) rights of XIFIN and/or of third parties to the Licensed Works.

4.2 XIFIN owns and shall own all right, title and interest in and to any improvement, invention, know- how, and right related to anything conceived or reduced to practice during the course of this Agreement, including all intellectual property rights in and to all technology, software and other information that XIFIN discloses to Client or is developed pursuant to or in connection with the XIFIN System, Web Services, and the Services provided hereunder, which shall be and remain the sole and exclusive property of XIFIN, and Client shall assign, and hereby does assign, all such rights to XIFIN.

4.3 As part of rendering Services and providing access to the XIFIN System hereunder, XIFIN uses Licensed Works and grants access to Licensed Works to the Client. Client shall adhere to any restrictions, warnings, or other notifications as indicated on the Licensed Works. If so required, Client and its successors and assigns, agree to execute, obtain and/or adhere to all third party license agreements for the Licensed Works presented by XIFIN to ensure uninterrupted access to the XIFIN System.

4.4 Each party’s Confidential Information shall remain the sole and exclusive property of such party. Client may deliver or provide access to XIFIN to certain Client data, records, and information in furtherance of the delivery of the Services, which Client data, records and information shall remain the exclusive property of Client; provided, however, XIFIN may use such Client data to create derivative materials for benchmarking purposes after XIFIN has permanently de-identified Client data in accordance with HIPAA or other applicable patient privacy standards and such data could not otherwise be used to identify Client, Client Users, or any patient such as through inclusion of geographic identifiers by U.S. State. XIFIN shall provide Client with access to any such derivative materials upon request.

4.5 The parties hereto understand and agree that the transmission of Protected Health Information is contemplated by this Agreement, and the parties will execute a Business Associates Agreement, or Business Associates Addendum, which upon execution shall be added as an Exhibitor Addendum to this Agreement, as applicable.

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5.	Representations and Warranties:

5.1 Duly Organized. Each party represents and warrants that it is duly organized, validly existing and in good standing under the laws of the state in which it is organized.

5.2 Authority. Each party represents and warrants that it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder.

5.3 Enforceable. Each party represents and warrants this Agreement is a legal and valid obligation binding upon such party and is enforceable in accordance with its terms and conditions. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, or violate any domestic material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

5.4 Compliance With Laws: Each party agrees to perform its obligations hereunder in compliance with all then applicable federal, state, and local laws, rules, and regulations, including, but not limited to, the Health Insurance Portability and Accountability Act of 1996 and its related regulations (“HIPAA”). XIFIN shall promptly make any changes to the Services necessary to comply with any changes in any federal (e.g. HIPAA), state, or local laws, rules, or regulations at no additional charge to Client, and Client agrees to fully cooperate with XIFIN with respect to the preparation and execution of any amendments to this Agreement as may be required as result of a change in any federal (e.g. HIPAA), state, or local laws, rules, or regulations.

5.5 Compliance with OIG Guidance: Each party agrees to perform its obligations hereunder in compliance with all then applicable published Office of Inspector General Guidance (“DIG Guidance”) regarding billing. XIFIN shall promptly make any changes to the Services necessary to comply with any changes in OIG Guidance at no additional charge to Client, and Client agrees to fully cooperate with XIFIN with respect to the preparation and execution of any amendments to this Agreement as may be required as result of a change in OIG Guidance.

5.6 Manner of Services: XIFIN represents and warrants that the functionality of the Services will not be materially decreased during the term of the Agreement.

5.7 Service Levels; Key Performance Indicators. XIFIN warrants that for so long as Client is obtaining outsourced Services from XIFIN (as such are described in Exhibit C of this Agreement), the Services will be performed, in all material respects, in accordance with the Service Levels set forth in Schedule 3. XIFIN will use commercially reasonable efforts to achieve equivalent results as the Key Performance Indicators as set forth in Schedule 3.

5.8 Disclaimer of Warranties. EXCEPT AS OTHERWISE SPECIFIED IN THIS AGREEMENT, THE GOODS AND SERVICES FURNISHED UNDER THIS AGREEMENT ARE PROVIDED “AS IS” AND EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT, XIFIN MAKES NO OTHER WARRANTY, CONDITION, GUARANTEE OR REPRESENTATION RELATING TO THE SERVICES OR THE LICENSED WORKS, WHETHER IN LAW OR IN FACT, EXPRESS OR IMPLIED, ORAL OR IN WRITING, AND EXPRESSLY DISCLAIMS ANY CONDITION, GUARANTEE, REPRESENTATION OR WARRANTY OF ACCURACY OR COMPLETENESS OF THE INFORMATION PROVIDED BY CLIENT. XIFIN FURTHER DISCLAIMS THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, FITNESS FOR A PARTICULAR PURPOSE AND, MERCHANTABILITY.

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6.	Limitation of Liability:

6.1 EXCEPT AS PROVIDED BELOW IN THIS SECTION 6.1 AND NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF REPUTATION, LOSS OF PROFITS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF BUSINESS INFORMATION, BUSINESS INTERRUPTION, DOWNTIME, COVER AND THE LIKE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION WHETHER IN CONTRACT, TORT, STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OR DAMAGES RESULTING, DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM ERRORS, OMISSIONS, INSOLVENCY OR OTHER FAULT OR CIRCUMSTANCE ATTRIBUTABLE TO ANY THIRD PARTY; PROVIDED THAT XIFIN SHALL, SUBJECT TO THE TERMS IN THIS SECTION 6, REMAIN LIABLE FOR THE ACTIONS AND OMISSIONS OF ITS SUBCONTRACTORS IN THE PERFORMANCE OF THE SERVICES AS IF THOSE ACTIONS OR OMISSIONS WERE MADE BY XIFIN. THE FOREGOING EXCLUSIONS OF LIABILITY SET FORTH IN THIS SECTION 6.1 SHALL NOT APPLY TO LIMIT CLIENT’S LIABILITY FOR CLIENT’S INFRINGEMENT, VIOLATION OR WRONGFUL USE OF THE SYSTEM ENVIRONMENT, THE SERVICE OR ANY COMPONENT OF EITHER OF THE FOREGOING, INCLUDING WITHOUT LIMITATION A BREACH OF SECTION 2.2.8. THE FOREGOING EXCLUSION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK OF FAILURE BETWEEN THE PARTIES AS REFLECTED IN THE PRICING HEREUNDER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

6.2 XIFIN’S AGGREGATE LIABILITY UNDER THIS AGREEMENT AND WITH RESPECT TO THE SERVICES FURNISHED HEREUNDER (WHETHER UNDER CONTRACT, TORT OR ANY OTHER THEORY OR LAW OR EQUITY) SHALL NOT EXCEED UNDER ANY CIRCUMSTANCES THE SERVICES FEES PAID BY CLIENT TO XIFIN FOR THE SIX MONTHS PRECEDING THE DATE OF THE OCCURRENCE OF THE FAILURE. NOTWITHSTANDING THE FOREGOING, THE XIFIN LIMITATION OF LIABILITY PROVISIONS OF THIS ARTICLE 6 WITH RESPECT TO ANY BREACH OF PHI SHALL BE INCREASED TO THE GREATER OF: (I) THE SERVICE FEES PAID BY CLIENT TO XIFIN FOR SERVICES FOR THE NINE MONTHS PRECEDING THE DATE OF THE OCCURRENCE OF THE BREACH; OR (II) $750,000. THE FOREGOING LIMITATION OF LIABILITY REPRESENTS THE ALLOCATION OF RISK OF FAILURE BETWEEN THE PARTIES AS REFLECTED IN THE PRICING HEREUNDER AND IS AN ESSENTIAL ELEMENT OF THE BASIS OF THE BARGAIN BETWEEN THE PARTIES.

6.3 In the event information which is transmitted by Client to XIFIN for the Services (i) is not executed by XIFIN or (ii) is not executed accurately in accordance with the terms and conditions of this Agreement, and such failure results in damage to Client, then XIFIN’s sole obligation and liability for such event (subject to reasonable mitigation by Client) shall be limited to accurately re-executing the applicable transaction. Any claim against XIFIN by Client must be asserted in writing within 30 days after the transmission of inaccurate information on which the claim is based. Client hereby agrees to promptly supply to XIFIN documentation reasonably requested by XIFIN to support any such claim of Client. THE FOREGOING STATES THE ENTIRE LIABILITY OF XIFIN WITH RESPECT TO INFORMATION TRANSMITTED BY CLIENT WHICH IS INACCURATELY EXECUTED OR WHICH RESULTS IN COMPLETELY UNEXECUTED BILL PROCESSING SERVICES BY XIFIN AND SUCH LIABILITY IS FURTHER LIMITED BY THE LIMITATIONS OF LIABILITY APPEARING IN THIS SECTION. Notwithstanding the foregoing, nothing in this Section 6.3 shall limit XIFIN’s indemnification obligations under Section 7.3.

6.4 Due to the nature of the services being performed by the parties, it is agreed that in no event will a party be liable for any claim, loss, liability, correction, cost, damage or expense otherwise caused by its performance or failure to perform hereunder which is not reported by the other party within three months of such failure to perform.

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6.5 In the event Client elects to utilize the Web Services (as such term is defined in Section 2.1.4 above), then the following provisions shall apply:

6.5.1. CLIENT ACKNOWLEDGES AND AGREES THAT (I) XIFIN WILL NOT BE ORIGINATING ANY THIRD PARTY CONTENT (E.G., ELIGIBILITY RESPONSES, CLAIM STATUS, ELECTRONIC REMITTANCE INFORMATION) UNDER THIS AGREEMENT AND (II) (WITH RESPECT TO ANY SUCH THIRD PARTY CONTENT) THE CLIENT PORTAL, WEB SERVICES SYSTEM AND WEB SERVICES ARE SOLELY A SWITCH/CLEARINGHOUSE/PORTAL DESIGNED TO ALLOW FOR COMMUNICATION BETWEEN CLIENT, CLIENT USER, THIRD PARTY AND PAYER; AND (III) XIFIN SHALL HAVE NO LIABILITY TO CLIENT, CLIENT USER OR ANY THIRD PARTY, BASED ON ANY CLIENT, CLIENT USER OR THIRD PARTY CONTENT TRANSMITTED BY OR THROUGH XIFIN, THE CLIENT PORTAL, THE WEB SERVICES SYSTEM OR THE WEB SERVICES UNDER THIS AGREEMENT. XIFIN SHALL HAVE NO LIABILITY FOR: (A) ACTUAL PAYMENT OF CLAIMS; (B) FOR THE ELIGIBILITY STATUS OF A PATIENT, INCLUDING ANY PAYER RESPONSE INDICATING ELIGIBILITY (PAYMENT BY PAYER IN SUCH CASE IS NOT A CERTAINTY); OR (C) FOR ANY OTHER INFORMATION TRANSMITTED THROUGH THE WEB SERVICES. FINALLY, INFORMATION ACCEPTED BY THE WEB SERVICES IN NO WAY GUARANTEES THE PAYMENT BY PAYER AND DOES NOT CONSTITUTE A PROMISE TO PAY; ELIGIBILITY INFORMATION IS SUBJECT TO CHANGE; AND WAITING PERIODS MAY APPLY.CLIENT SHALL INDEMNIFY AND HOLD XIFIN HARMLESS FOR ANY CLAIMS BY CLIENT USER ARISING UNDER THIS AGREEMENT OR FROM THE USE OF THE CLIENT PORTAL.

6.6 Client shall comply with XIFIN’s procedures to secure any authorizations then required by XIFIN, applicable law, or industry practice in connection with the Web Services. CLIENT HEREBY APPOINTS XIFIN AS ITS ATTORNEY-IN-FACT FOR THE LIMITED PURPOSE OF ENROLLING OR REGISTERING CLIENT INTO A PAYER’S TRANSACTION PROCESSING SYSTEM AND SUBMITTING CLIENT’S TRANSACTIONS AND/OR SIGNING PAPER TRANSACTIONS ON CLIENT’S BEHALF TO THIRD-PARTY PAYERS OR PROCESSORS, AND, WHERE APPROPRIATE, AGENCIES OR CARRIERS COVERING WORK-RELATED ACCIDENT OR ILLNESS BENEFITS, WHERE CLIENT’S SIGNATURE IS REQUIRED FOR ENROLLMENT, PROCESSING OR ADJUDICATION.

7.	Indemnity:

7.1 XIFIN shall indemnify and hold Client, its directors, officers, and employees harmless from and against any and all claims, judgments, liabilities, losses and expenses, including reasonable attorneys’ fees, and, at its own expense, shall defend any action brought or threatened against Client to the extent that such claim, threat or action is based on a claim that any portion of the System (but not Licensed Works) infringes a third party’s intellectual property rights. In the event of such a claim, threat or action XIFIN shall, in XIFIN’s discretion, without additional cost to Client, take one of the following actions: (a) make the offending portion of XIFIN’s System or materials non-infringing; (b) replace the offending portion of the System with a functionally equivalent, non-infringing item; (c) terminate Client’s right to use that non-essential offending portion of the System and adjust the fees for Services under Schedule 1 to reflect the reduced functionality, if any, to the Client for the applicable materials involved, or (d) terminate this Agreement, such termination not to be considered a “for cause” termination under this Agreement and such termination releasing Client from any further contractual obligations to XIFIN, including any payment obligations. Subject to the foregoing, Client shall cease using any such portion of the Services if so directed in writing by XIFIN. XIFIN’s obligations under this Section are subject to Client giving prompt notice of any such action, claim or threat and all applicable information in Client’s possession with respect thereto. Client shall further provide reasonable assistance at XIFIN’s expense in connection therewith. XIFIN shall have the sole authority to control, defend, and settle the matter. THE FOREGOING STATES THE ENTIRE LIABILITY OF XIFIN

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WITH RESPECT TO ANY CLAIMS THAT THE SYSTEM OR BILL PROCESSING SERVICES INFRINGE ANY THIRD PARTY’S INTELLECTUAL PROPERTY AND SUCH LIABILITY IS FURTHER LIMITED BY THE LIMITATIONS IN LIABILITY IN SECTION 6.

7.2 Client shall indemnify and hold harmless XIFIN, its directors, officers, employees and representatives from and against any and demands, claims, judgments, liabilities, settlements, losses and expenses of any kind, including without limitation reasonable attorneys’ fees which may result from or arise out of any third party claim relating to any act, omission or error by the Client, its officers, directors, employees or agents in connection with the performance or discharge of any obligations of the Client under this Agreement, or resulting from any billing errors by the Client.

7.3 If (i) XIFIN is the sole cause of one or more billing errors, (ii) Client did not have visibility to the error before, during or after submission to the payor, but at least fifteen (15) days in advance of the initiation of any legal proceedings described below, due to the actions or inaction of XIFIN, and (iii) one or more third parties initiate legal proceedings against Client as a result of such billing errors, then (a) Client will provide XIFIN written notice of such legal proceedings and (b) XIFIN will reimburse Client for all documented, out-of-pocket and reasonable attorney’s fees actually incurred by Client after the date of such written notice to XIFIN in connection with Client responding to and defending such legal proceedings. Such reimbursements described in this Section shall count toward and be subject to the limitation on liability in Section 6.2 above.

8.	Confidentiality:

8.1 The parties agree, both during the Term of this Agreement and for a period of five years after the expiration or earlier termination of this Agreement to hold each other’s Confidential Information in strict confidence. The parties agree not to make each other’s Confidential Information available in any form to any third party or to use each other’s Confidential Information for any purpose other than the implementation of and as specified in this Agreement. Without limiting Section 8.3, each party agrees to take all reasonable steps to ensure that Confidential Information of either party is not disclosed or distributed by its employees, agents or consultants in violation of the terms and conditions of this Agreement.

8.2 Each party shall ensure that its employees, agents and consultants shall be permitted access to the other party’s Confidential Information only on a need-to-know basis and are instructed regarding, and agree in writing to act in accordance with, the obligations of non-disclosure and non-use imposed by this Agreement.

8.3 Each party acknowledges that any use or disclosure of the other party’s Confidential Information other than as specifically provided for in this Agreement and other written agreements between XIFIN and Client may result in irreparable injury and damage to the non-using or non-disclosing party. Accordingly, each party hereby agrees that, in the event of use or disclosure by the other party other than as specifically provided for in this Agreement and in other written agreements between the parties, the non-using or non-disclosing party may be entitled to immediate injunctive and/or other equitable relief as granted by any appropriate judicial body, in addition to other remedies, in addition to all other legal remedies available to such party by law.

9.	Term and Termination:

9.1 Term. Unless terminated earlier as permitted herein, this Agreement shall be effective from the Effective Date of this Agreement and shall continue for a period of 36 months from the date that XIFIN commences full processing of routine account receivables, such date being referred to herein as the “Go-Live Date and such term being referred to as the “Initial Term”. This Agreement shall then automatically renew for one or more additional terms of 12 months (each a “Renewal Term” or, collectively, “Renewal Terms) unless Client or XIFIN gives notice to the other party of termination at least 90 days prior to the

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expiration of the then-current term. XIFIN shall notify Client in writing of the expiration the then-current Term no less than 120 days prior to the expiration of such Term to enable Client to provide timely notice of termination pursuant to the foregoing sentence. The Initial Term, and any Renewal Terms, are collectively referred to in this Agreement as the “Term.”

9.2 Changes to Schedule 1, if any, become effective in each Renewal Term if agreed to by XIFIN and Client in writing no less than 120 days prior to the expiration of the then-current Initial Term or any Renewal Term.

9.3 Termination for Cause. Either party may immediately terminate this Agreement if the other party materially breaches this Agreement and fails to cure such breach within 60 days of the date of written notice of such breach.

9.4 Effect of Termination.

9.4.1. Within 30 days of any expiration or termination of this Agreement (the “Post Termination Period”), XIFIN shall return, or, at the request of the Client, destroy all Client Specific Materials received from Client or created or received by XIFIN on behalf of Client and which XIFIN still maintains in any form. Notwithstanding the foregoing, to the extent that it is not feasible to return or destroy Protected Health Information, the provisions of the Business Associates Agreement mutually executed by the parties, if any, shall determine the return or destruction of the Protected Health Information. If expressly requested by Client, within twenty-one (21) business days of the termination of this Agreement, XIFIN shall, at no charge, provide such data files and records in XIFIN standard data extract format. Client shall have the option, within twenty-one (21) business days of the termination of this Agreement, to specify an alternate data extract format of these data files and records and shall compensate XIFIN at the rate specified in Schedule 1 for the technical services required to perform the requested data conversions. Unless required by law, XIFIN shall neither retain nor bear responsibility or obligations for Client Specific Materials after the Post Termination Period. Notwithstanding the foregoing Client expressly acknowledges that XIFIN does not retain Protected Health Information beyond the Post Termination Period.

9.4.2. If XIFIN terminates this Agreement as a result of an uncured material breach by Client, Client shall immediately pay to XIFIN the Minimum Service Fee, as set forth in Schedule 1, for the remainder of months for the then-current Term. The foregoing is in addition to any other rights and remedies of XIFIN hereunder.

9.4.3. In the event of a merger, acquisition, sale or transfer of all or substantially all of the Client’s assets or business, Client may immediately terminate this Agreement at any time thereafter provided that: (i) Client furnishes XIFIN with 60 days’ advance written notice of such termination; and (ii) Client immediately pays XIFIN the Minimum Service Fee, as set forth in Schedule 1, for the remainder of months for the then-current Term.

9.5 Survival. The expiration or earlier termination of this Agreement shall not relieve any party of its obligations that have accrued prior to such expiration or termination. The following provisions shall survive the expiration or termination of this Agreement: Sections 4.1, 4.2, 4.4, 5.5, 6, 7, 8, 9.4, 9.5, and 10.

10.	Miscellaneous:

10.1 Force Majeure. Neither Party shall be liable for failure or delay in performing its obligations hereunder (except with respect to payment obligations) if such failure or delay is due to circumstances beyond its reasonable control, including, without limitation, acts of any government body, including acts of war, acts of God, insurrection, riots, wars, sabotage, embargo, explosion, vandalism, cable cut, fire, flood, earthquake or other natural disaster, strike, lockout, work stoppage or other labor disturbance, interruption of or delay in transportation, unavailability of or interruption of or delay in telecommunications not under the control or management of the affected Party or inability to obtain raw materials, supplies, or power used in or equipment needed to carry out the requirements of this Agreement.

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10.2 Subcontractors. XIFIN may use subcontractors and third party service providers to fulfill its obligations hereunder, however, XIFIN shall be responsible for the performance of its subcontractors and third party service providers.

10.3 Publicity. Neither party may use the trademarks or trade names of the other party without the other party’s prior written consent, except that XIFIN may refer to Client as a customer in its client map.

10.4 Assignment. Neither party may assign this Agreement without the prior written consent of the other, except that no consent is needed if such assignment is made (i) to a subsidiary corporation, (ii) to any corporation or entity in which such party has a majority ownership, or (iii) in connection with a merger, acquisition, sale or transfer of all or substantially all of the assigning party’s assets or business to which this Agreement relates. Except as set forth above, this Agreement shall be binding upon, and shall inure to the benefit of, the parties, their respective heirs, executors, administrators, personal and legal representatives, estates, legatees, assigns and successors.

10.5 Governing Law and Venue. This Agreement will be construed in accordance with the laws of the State of California, without giving effect to the conflict of law principles thereof. The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the federal or state courts located in the County of San Diego, California.

10.6 Agreement Drafted by All Parties/Interpretation. This Agreement is the result of arm’s length negotiations between the parties and shall be construed to have been drafted by all parties such that any ambiguities in this Agreement shall not be construed against either party. In the event of any conflict between the body of this Agreement and any Exhibits or Schedules attached hereto or other documents referenced herein or relating hereto, the terms and conditions of this Agreement shall prevail.

10.7 Relationship of Parties. The services of XIFIN are and shall continue to be those of an independent contractor. Client shall neither have nor exercise any control over the business judgment or methods used by XIFIN or by the personnel, including its subcontractors, used by XIFIN in providing such services. It is not intended that an employer-employee, joint venture or partnership be established hereby, expressly or by implication, and Client’s involvement in this Agreement is solely for the purpose of having the services required hereunder performed in a competent, efficient and satisfactory manner. Nothing in this relationship shall obligate Client to withhold income taxes or employment related taxes for XIFIN or its employees or to provide employee benefits or coverage of any type to XIFIN or its employees.

10.8 Waiver. Failure of Client or XIFIN to insist upon strict performance of any of the provisions of this Agreement, including its exhibits and schedules, or to exercise any right herein granted, shall not be construed to be a waiver or relinquishment of any such right and the same shall be and remain in full force and effect. All rights shall be cumulative and nonexclusive.

10.9 Access to Books and Records. During the Term, and thereafter for a period consistent with all applicable laws and regulations, Client and XIFIN shall, upon receipt of written request by the Comptroller General of the United States, the Secretary of the Department of Health and Human Services, or any of their duly authorized representatives, make available this Agreement, any such books, documents and records of Client, XIFIN and their related organizations, if any, as are necessary to certify the nature and extent of revenues, costs and statistical data related to the performance of this Agreement. Upon receipt of any such written request, the party receiving the request shall promptly notify the other party hereto regarding the receipt of such request. In the event of subpoenas served on XIFIN or Client requiring access to XIFIN’s or Client records, XIFIN or the Client will allow access to all relevant records for a period consistent with state and Federal laws and regulations.

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10.10 Limitation in Hiring and Soliciting Employees. During the Term, and for one year thereafter, neither Party nor its representatives will, directly or indirectly, employ solicit or seek to employ, any person who is an employee of the other party during the six month period prior to such person’s employment by such Party. XIFIN and Client acknowledge that this limitation shall not apply to the employment of a person currently or in the past employed by the other Party to the extent that such person responds to a general solicitation or advertisement regarding employment opportunities provided that such person: (i) is/was not directly involved in the performance of Services hereunder; and (ii) responds to such solicitation. Each Party acknowledges that monetary remedies for any breach of this Section may be inadequate to protect the other Party and that injunctive relief may be appropriate to protect such rights, along with any other legal or equitable remedies, which shall be cumulative and not exclusive of any other remedy or remedies.

10.11 Amendment or Modification. The provisions of this Agreement may not be amended or modified orally, by course of conduct or otherwise, except by a written amendment signed by the parties hereto.

10.12 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by fax with receipt acknowledged, or upon delivery, if delivered personally or by recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to XIFIN, at:	If to Client, at:

XIFIN, Inc.	iRhythm Technologies, Inc.
650 Townsend Street
12225 El Camino Real, Suite 100	Suite 380
San Diego, CA 92130	San Francisco, CA 94103
Attention: Lâle White,	Attention: CFO
Executive Chairman
Telephone: (858) 793-5700	Telephone: 415-632-5700
Facsimile: (858) 793-5701	Facsimile: 415-632-5701
e-mail: Iwhite@xifin.com

or at such other address or addresses as Client, or XIFIN, as the case may be, may specify by written notice given in accordance with this Section. The time of giving such notice or consent shall be on the date of delivery, if personally delivered, or on the third business day after the date of mailing, if mailed.

10.13 Entire Agreement. This Agreement and the exhibits, schedules and attachments hereto, and the Business Associate Addendum entered into by the parties effective as of December 24, 2013, constitute the entire agreement between the parties, and contains all the agreements between the parties with respect to this matter, superseding any and all prior agreements, conditions, understandings, representations and warranties, whether written or oral.

10.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a pdf format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or pdf signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

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XIFIN, Inc.		iRhythm Technologies, Inc.

Signature:	/s/ Lâle White	Signature:	/s/ Kevin M. King

Name:	Lâle White	Name:	Kevin M. King

Title:	CEO	Title:	President & CEO

Date Signed:	12/24/2013	Date Signed:	12/31/2013

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Exhibit A — Services Description

The Services consists of web-based information management systems to optimize the billing process complemented by infrastructure management and maintenance services.

Services Summary:

Summary of key application functionality:

☐	Comprehensive Order Entry

☐	ABN (Advanced Beneficiary Notice) workflow management

☐	Patient demographic files management

☐	Interactive and automated front-end claims editing

☐	Primary and multiple secondary payor capabilities

☐	User configurable, rules-based workflow automation and management

☐	Error Processing: Resources and automated functionality to identify, route, correct and manage errors, front-end rejections/denials and backend denials

☐	Internal messaging system: User specific communication about system related issues, assignments, reminders, and general information

☐	3rd Party Fee Schedule management

☐	Retail Price List Management:

•	Multiple Discounts Schedules

•	Special Pricing

☐	Test level pricing

☐	Procedure Code consolidation logic

☐	Comprehensive, standard and analytical reports library

☐	Nursing Home Census management logic

☐	Modifier logic

☐	End of month accounts receivable reconciliation and closing package

☐	Integrated, on-line access to contracted transaction services (e.g. eligibility, credit card authorization…)

☐	Promissory Payment/Contact manager

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☐	Electronic 3rd party payment posting and reconciliation (as available from payors)

☐	Automatic transaction detail tracking/audit trail

☐	On-line, ad hoc search: user can search active database

☐	Compliance requirements management: includes compliance rules/logic to identify and report potentially non-compliant actions, and generation of compliance audit logs.

•	Physician exclusions from government programs

•	Correct Coding

•	OCE

Customized Panel Acknowledgement Letters

☐	Comprehensive, on-line task and field level help and prompts

a.	Ongoing Service & Support:

☐	Management and maintenance of essential business process infrastructure including: hardware, software, database technology, storage, security, and interfaces necessary to deliver Services described herein

☐	Provide, maintain and manage data resources and logic:

•	ICD-9 Codes (International Classification of Diseases, Ninth Revision, Clinical Modification) and, when applicable, ICD-10 Codes (International Classification of Diseases, Tenth Revision, Clinical Modification)

•	CPT Codes (Current Procedural Terminology)

•	LCDs (Local Coverage Determinations)

•	ABN (Advanced Beneficiary Notice) formats

•	CCI (Correct Code Initiative) edits

•	OCE (Out-Patient Code Editor) edits

•	NCD (National Coverage Determinations)

•	NPIs

•	NPI exclusions from Federal and state programs

•	State level no-mark-up or disclosure

•	Compliance guidelines and standards

•	Zip Codes

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•	Medicare and Medicaid Fee Schedules

•	Eligibility Services

•	Remittance Advice and Adjustment Codes

•	Payor/Clearinghouse Edits

•	Payor Submission Requirements

•	Modifier data logic

•	Payor Setup and maintenance

☐	Daily processing and management of all on-line submissions

•	Processing, correcting and resubmission of front-end rejections and processing of denials

•	Updating system’s front-end editing database

☐	Application upgrades (enhancements to existing functionality and services): testing, installation/implementation, on-line training and documentation.

☐	Transaction data and records will be retained on the active system (directly available on-line) for six months past “zero balance” before transfer to an “off-system” archive storage.

☐	Technical Support (see Schedule 2)

☐	User/Training Support

•	Initial Support (concludes one month after initial use of Services)

•	Training/User support

☐	On-Line / WebEx

☐	Phone

•	Ongoing Support

•	Training/User support

☐	On-Line

☐	Phone/Interactive On-line: Tenhrs/month

•	Report Writing:

☐	Client Specific: Twoper year

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☐	Data Backup And Disaster Avoidance and Recovery:

•	Maintain daily backup of incremental data changes, weekly full system backup, monthly permanent archived copy of system data.

•	Maintain disaster avoidance procedures in accordance with industry standards that are designed to safeguard the data and the data processing capability throughout the term of this Agreement.

b.	Web Services (Optional)

•	Real Time Eligibility — Direct

•	Client Portal

•	Patient Portal

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Exhibit B — Implementation Description

Prepare and configure access to the XIFIN System and provision of the Services for Client:

☐	Accurate Client data files conversion:

•	Client’s customers

•	Test codes

•	Pricing

☐	Reliable HL7 transactions interface with LIS

☐	Ability to produce statements:

•	Client’s customers

•	Patient

•	3rd Party Payor

☐	XIFIN’s standard introductory training and education (up to one day on-site)

☐	Reports development

☐	Functionality described in Exhibit A configured to match the Client’s process requirements

☐	Services and access to the XIFIN System described in Exhibit A configured and integrated with Client’s process

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Exhibit C- Supplemental Services Description

XIFIN will provide Client with outsourced accounts receivable management services. Services include: client, patient and electronic (as available) third party billing services; missing information and error processing notifications; error and denial follow-up; set-up and maintenance of payors and payor edits; electronic (as available) payment posting and reconciliation. Maintenance of payor specific edits and logic are conducted on a national and state-by-state basis.

The following functions will be performed by XIFIN:

☐	Processing of “Promise Pay” arrangements

Claims Processing:

XIFIN will have responsibility for:

☐	Claims submission

☐	Claims acknowledgment and reconciliation

☐	Claims denials

☐	Claims follow up

Error Processing:

XIFIN will have responsibility for:

☐	Processing and resolution of assigned errors and denials

•	Manual match compare

•	Research missing or errored information

•	Generation of Error Processing (EP) correspondences

•	Processing responses to EP correspondences

☐	Processing of clearinghouse (front end) rejections

☐	Updating of permanent patient demographics

☐	Updating of Remittance Advice Remark Codes and Claims Adjustment Reason Codes

☐	Processing “bad address” returned mail

☐	Denial Management

☐	Identification of accessions requiring Appeal

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Client will have access and the ability to:

☐	Follow-up on accessions processed and worked by XIFIN

Payment Posting:

The following functions will be performed by XIFIN

☐	Posting of Client payments

☐	Posting of Third party payments

The following functions will be performed either by Client or Client’s vendor or XIFIN:

☐	Posting of Patient payments will be performed by XIFIN

Order Entry:

☐	Patient information will be entered into the LIS database by client. Patient billing information will be exported to XIFIN on a daily basis.

File Maintenance:

☐	Entry of new account information, pricing or test information into XIFIN will be performed by XIFIN staff. Client will provide that information via a requisition form or account set up form.

☐	New payor set-up will be handled by XIFIN

Customer Service

The following functions will be performed by XIFIN

☐	Outgoing calls and/or faxes to physicians to obtain missing or incorrect information, including up to two requests via fax and one phone call for missing / requested / incorrect information before putting the request back to the customer

☐	Mailing of a single welcome letter for patients

☐	Incoming patient benefit or billing calls

☐	Processing of Customer complaint resolution

☐	Incoming calls from Patients and Physicians to provide additional information

☐	Note: All letters shall fit within the text constraints of XIFIN’s System

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Exhibit D

Minimum PC Hardware And Network Connectivity

PC Hardware

Personal Computer (PC) system per user

☐	x86 or x64 system, 2.0 Ghz or faster CPU

☐	2GB RAM or greater

☐	20GB free hard disk space

☐	Monitor: 20” LCD or larger, 8-bit (256 color) or more, resolution 1280 X 1024 or higher

☐	100Mbps (or faster) switched network connection

PC Software

Please note that the software listed below is subject to change by XIFIN as well as by respective vendors as they cease support for older products. Clients should plan to upgrade third-party software products so that vendor support is available and to meet XIFIN’s minimum requirements. XIFIN does not provide support for third-party products and Clients using unsupported third-party products do so at their own risk. XIFIN will not provide software, services, or support for issues or incompatibilities that arise from the use of unsupported/obsolete third-party products.

☐	Installed Microsoft Windows XP SP3 or later operating system.

☐	Installed either Internet Explorer 7.0 or Firefox 3.0 or later web browser.

☐	Adobe Acrobat Reader 7.0 or later (for document viewing).

☐	Installed Microsoft Word and Excel.

☐	Sun Java Runtime 1.6 (available from http://java.sun.com). PCs will need to be configured to allow the JAR files to be loaded to the Web Start directory at a future date. Upgrades to Order Entry will try to download a new set of files and save them to the local disk.

Customer Network Connectivity

•	XIFIN recommends using the Internet to access the XIFIN systems. Alternatively, a point-to-point connection from the customer network to the XIFIN collocation facility may be installed at an additional cost.

•	All Client network connectivity to the XIFIN systems should be regularly monitored (sampling rate of 5 minutes or less) by the customer and check both actual utilization and availability. Monitoring should report peak utilization. The data should be retained for at least 3 months and be accessible by managers of end users of the XIFIN system.

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Utilization calculations should allow for protocol overhead of connection type (e.g. ATM, T1, etc). Application performance will suffer on congested networks,

•	The network path from the customer workstations to the XIFIN facility must be free of any proxy servers.

•	Any content filtering systems should be configured to bypass traffic to the XIFIN facility.

•	XIFIN does not generally recommend specific connection types as different clients have different numbers of users, work flows, and non-XIFIN network traffic that varies throughout the time of day and time of year. Sufficient network bandwidth does need to exist to ensure adequate response times for users of the XIFIN systems. XIFIN highly recommends regular, careful monitoring and proactive adjustments (be they QoS, dedicated channels, higher-bandwidth connections, etc) as necessary.

Secure FTP

☐	For non-automated (user) interaction with the XIFIN SFTP site, XIFIN recommends the free SFTP client Filezilla: http://filezilla-project.org/

☐	For automated interaction with the XIFIN SFTP site, we recommend the free OpenSSH client for Windows or Unix.

Java Implementation

☐	Java will need to be installed to run the Order Entry application; this can be found for free on: http://java.sun.com/javase/downloads/

Select the JDK 6.0 Update 20 or later

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Exhibit E

System Security

☐	Connection Security

•	Dual firewalls with fail-over configuration

•	Redundant switches with separate VLANs and ACLs enforcing security

•	Port and network address translations through firewalls and load balancers

•	Non-secure web connections are redirected to a secure website

•	Only allow SSH protocol version 2 for file transfers and only with public key authentication

•	SFTP connections are restricted to the file transfer directory only

•	Logins are allowed only through the application GUI (i.e., we do not allow interactive logins directly to servers)

•	Can restrict interactive access to specific IP addresses if requested

•	HTTPS 128 bit encrypted SSL secure tunnel connections required

•	SSH/SFTP connection requires a minimum of 1024 bit encryption

•	Network traffic is logged and routinely monitored

☐	Password Access Security

Users access the System through a combination of user names and passwords:

•	User names and passwords are case sensitive

•	Passwords must be at least 8 characters long and contain at least one alpha and one numeric value.

•	After 5 unsuccessful attempts, a user account is locked and must be unlocked by a supervisor or administrator before it can be accessed again.

•	Users are required to change their password every 90 days.

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Exhibit F

Outsourced Billing Client Requirements

1. Client shall be responsible for training their ordering physicians with the information required to file a clean claim and will provide XIFIN with all relevant information required to generate a clean claim or appeal, if needed, including but not limited to the following information on a timely basis in an electronic standard HL7 format:

(i) Patient’s name, sex, date of birth, status (single, married, other), patient type

(ii) Responsible party’s name, address, telephone number, employer

(iii) Insured’s name (if different from patient), sex, date of birth, address, relationship to patient, insured’s employer (if group policy) insured’s employer’s address

(iv) Name of insurance company, address, policy certificate number, group policy number

(v) Copy of release of information and insurance assignment of benefits, upon request by XIFIN

(vi) HMO/PPO authorization numbers approvals (if applicable)

(vii) Copy of paid at time of service receipt (if applicable)

(viii) Date of service

(ix) Advanced Beneficiary Notice (ABN) electronic flag

(x) Test Codes

(xi) Transmit or manually update final report flag and final report date for all services performed and designate all services that could not be performed.

(xii) Place of service and applicable NPI

(xiii) Ordering physician and referring physician, where applicable, and respective NPI’s

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(xiv) ICO-9 diagnosis code at the highest level of specificity responsive to each payor’s medical necessity requirements and consistent with the patient’s medical record, physician’s notes if appeal is required. XIFIN will not:

(a) Interpret and code for written diagnoses from the ordering physician

(b) Change or specify a ICD-9 (or ICD-10) code(s) provided via the Laboratory system or ordering physician requisition form

(c) Add diagnosis codes where no diagnosis was provided

(xv) Lab is required to obtain the patient’s signature where laboratory draws the blood and where the draw is performed by the physician, attestation that physician has obtained the patient’s signature for assignment and release of medical information to payor

(xvi) Lab must obtain physician’s signature on order, or obtain an electronic order with appropriate audit trail, or confirm that physician is maintaining appropriate internal records of the order which will stand up to Medicare audit.

2. Client shall adhere to XIFIN’s standard automated missing information request protocol. Client will assist in locating the missing records and/or obtain the incomplete and/or inaccurate data pursuant to XIFIN exhausting its missing information recovery procedures without success. Client will provide missing information to XIFIN within 30 days or instructions to write off claim as unrecoverable. Client acknowledges that XIFIN will not be responsible for any claim for which missing information cannot be obtained subsequent to XIFIN’s standard missing information recovery attempts and Client’s subsequent information recovery attempts.

3. Client will order enter patient billing demographic information on the XIFIN System or provide XIFIN with electronic transmission of patients’ demographic and financial information

4. Provide access to one or more members of Client’s staff to answer questions regarding claims and one or more members of Client’s staff to handle IT related issues for data transfer between Client and XIFIN.

5. Provide lockbox for payments (with 2 Remittance Addresses: 1-Patient Payment Lockbox with ability to transmit electronic Files to XIFIN; 2-Insurance/Client Correspondence Lockbox with ability to transmit daily image files to XIFIN SFTP site), daily cash reports, and inter-facility payment information. Send XIFIN electronic copies of all payments and reimbursement notices from all sources, including but not limited to Client’s lockbox, on a daily basis.

6. Provide XIFIN with Client’s Charitable Care Policy and notify XIFIN of patients who qualify for free or reduced charge services due to financial hardship in accordance with Client’s charities care policies. Provide copy of Financial Hardship letter, signed by the physician referring the laboratory test to Client, to confirm patient qualification.

7. If Client requests XIFIN to forward its unpaid billings to a collection agency, Client shall: Provide XIFIN with written notice of the name and address of the collection agency chosen by Client (any contract for the provision of collection services for Client’s unpaid billings shall be between Client and the collection

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agency chosen by Client); Provide XIFIN with written instructions on which unpaid billings shall be forwarded to such collection agency; and, if applicable, provide XIFIN with written authorization to execute documents presented to XIFIN and considered necessary for the collection of Client’s unpaid billings by such collection agency on Client’s behalf in accordance with the written instructions of Client. Client acknowledges and agrees that Client is solely responsible for the unpaid billings placed with such collection agency and further agrees to hold XIFIN harmless from and against any fines or penalties incurred as a result of the placement of such unpaid billings with such collection agency.

8. Process refund payments due by Client to individual patients within fourteen (14) days and/or carriers within 45 days of Client’s receipt of written notification of such refunds from XIFIN.

9. Provide XIFIN access to all systems necessary for XIFIN to perform AR management functions, including but not limited to access to all laboratory information systems so that XIFIN may research/update patient information and obtain test results as needed for payments. If correct information is not available on any such systems, a listing of all incorrect and/or missing information will be forwarded to Client for research and correction and returned by Client to XIFIN to complete the billing process.

10. Timely origination and review of all on-going file maintenance updates including but not limited to Client set-up, coding, third party allowable pricing, consolidation rules, payer specific code editing, facility designation and cross references. Review period not to exceed three business days from date first accession appears in EP Unpriceables.

11. Provide XIFIN with needed signatures for ERA and EFT enrollment within three business days of receipt. When requested by XIFIN, initiate paperwork to obtain a provider number from designated payor within three business days.

12. Assume responsibility for notifying XIFIN of any test code changes, additions and deletions within one business day of such change.

13. Client will be responsible for collection efforts on direct client balances loaded into the system that have dates of service prior to the initial term.

14. Client will provide any client specific billing, appeals, and patient billing policies and information prior to the billing launch date. Policies will be reviewed for compliance and implementation criteria mutually agreed upon.

15. Client must have a browser based scanning solution. If one is not currently available, XIFIN recommends Digitech or SpringCM.

16. Client will utilize credit card processor designated by XIFIN as credit card Merchant accounts

17. Client will provide the following templates for Appeal Level 1 letters:1,2

(i) No Out-Of-Network

(ii) Out-Of-Network Low Payment

(iii) Non-Covered Services Low Payment

(iv) Generic Low Payment

(v) Usual, Customary, & Reasonable

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(vi) Experimental & Investigational Letter

(vii) Not Medically Necessary Letter

(viii) No Prior Authorization

(ix) Claim Needs More Information For Adjudication*

18. Client will provide a Clinical Dossier for each test to be appealed1,

19. Client has responsibility for assigning and continuously monitoring that the correct current procedural technology codes and modifiers are being used with an accurate multiple based on the testing platform used by the client for all services being billed.

20. Client agrees to maximize use of all XIFIN automation including but not limited to; web services, client portal, patient portal, eFax, and real time eligibility checking.

Notes:	1XIFIN recommends engagement of Rina Wolf for 10 hours per month until item is completed.

[2]All letters shall fit within the text constraints of XIFIN’s System. XIFIN will communicate such constraints to Client.

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XIFIN, Inc. ¿12225 El Camino Real, Suite 100¿San Diego, CA 92130¿tel: 858-793-5700 ¿www.xifin.com

Schedule 1- Fees & Payments

[***]1

[1]	All information on four pages have been redacted from this exhibit pursuant to a confidential treatment request submitted to the Securities and Exchange Commission.

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XIFIN, Inc. ¿12225 El Camino Real, Suite 100¿San Diego, CA 92130¿tel: 858-793-5700 ¿www.xifin.com

Schedule 2— Services Support & Performance

1.	Hours of Operation:

a.	XIFIN’s Internet Data Center is operational 24 hours a day, seven days a week, excluding scheduled maintenance.

b.	Help desk and customer service support is available between 8:00 AM and 6:00 PM Central Time. XIFIN shall reply to support messages within two hours.

c.	Technical support for Severity 1 and Severity 2 problems shall be available 24 hours a day, seven days a week. Severity level 3 support shall be available during help desk/customer service support hours. Response time for a trouble call is dependent on the severity level of the call.

2.	Support Response Criteria

a.	Severity 1— Access to the XIFIN System is not available or accessible, there is an existing breach of security for the site or Client is unable to access XIFIN System due to XIFIN specific application and/or communication failure.

i.	Immediate attention

ii.	Focused effort to resolve

iii.	If no resolution is immediately available, XIFIN shall make reasonable efforts to determine the nature of the problem and, within two hours, communicate to Client the estimated time of resumption of service.

b.	Severity 2 — Significant functional failure of XIFIN System

i.	Focused effort to determine nature of the problem

ii.	If no resolution is immediately available, XIFIN shall make reasonable efforts to determine the nature of the problem and, within four hours, communicate to the Client the estimated time of resumption of service.

c.	Severity 3 — Minor functional failure of or issue with the XIFIN System.

i.	XIFIN shall triage the issue and work with appropriate resource(s) to resolve.

ii.	XIFIN shall communicate the nature of the problem to Client and provide an estimated time to resolution.

d.	Scheduled Maintenance - XIFIN has need to conduct weekly maintenance that may cause downtime on the XIFIN System. Accordingly, XIFIN designates every Sunday from 8 PM to 5 AM (Pacific Time) the following Monday for “Scheduled Maintenance” of the XIFIN System, during which time Client may not have access to the XIFIN System.

e.	Periodic Maintenance - Occasionally, XIFIN may have need for planned maintenance downtime during Client’s business hours. Accordingly, XIFIN shall provide reasonable notification and accommodation to the Client about the time, duration and nature of the downtime.

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3.	Other Maintenance:

a.	XIFIN shall conduct regular backup activities and store copies of all relevant data and files in off-site electronic storage facilities.

b.	XIFIN shall maintain multiple redundant servers to host and serve the Hosted Site to ensure server availability.

c.	Upon Client’s written request, XIFIN will establish an automated process which creates a nightly incremental extract of Client’s transactional data using the standard XIFIN extract format. Any Client requested changes to the standard XIFIN extract format shall be billable at the hourly rate specified in Section 3(a) of Schedule 1 (Ancillary Service Fee). This process shall run Monday through Saturday evenings with the resultant extract files being available for Client to download from the XIFIN Secure FTP site no later than 5 AM Eastern Time on the following morning. Extract files will remain on the Secure FTP site for a maximum of five days. Clients are responsible for keeping copies of extract files based on their file retention policy.

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XIFIN, Inc. ¿12225 El Camino Real, Suite 100¿San Diego, CA 92130¿tel: 858-793-5700 ¿www.xifin.com

Schedule 3— XIFIN Key Performance Indicators

1. Subject to Client’s compliance with XIFIN’s best practices protocols and automation requirements including, but not limited to, adherence to the client requirements described in Exhibit F of this Agreement, XIFIN shall also adhere to the following global performance standards for materially all of the claims for so long as Client is receiving outsourced services from XIFIN (and has not transitioned to in-house services as described in Section 2(d) of Schedule 1 of the Agreement):

a.	Provided that Client has furnished to XIFIN all pertinent billing and demographic information needed to submit a clean claim, and the payor has already been enrolled and has no impediments for electronic submissions, XIFIN will submit claims within three business days of receipt.

b.	Provided that all supporting clinical documentation necessary for submitting an appeal is included and the claim meets Client and payor pre-defined and documented criteria for appeal, XIFIN will submit appeals within 21 business days of receipt of applicable information needed for appeal (see Section 2 below). Provided that the appealed service meets the primary insurance plan’s standard for clinical validity, medical necessity, utility, and plan coverage and pricing policies, XIFIN’s current metric is 50% success but is dependent on changes in payor policy.

c.	XIFIN will begin submitting letters to and/or statements where the patient has been paid directly by the payor within 5 business days of being notified by the payor that payment issued via explanation of benefits or automated claims status check.

d.	Provided XIFIN has immediate access to all pertinent payment and accession information from the lockbox/accounts and payor, payments will be posted within three business days.

e.	XIFIN patient billing customer service representatives will return patient and ordering physician phone calls within one business day. All XIFIN billing customer service representatives will perform incoming and outgoing customer service calls in a polite and professional manner consistent with Client expectations.

2.	Supporting clinical documentation for Appeals may include:

a. Patient Authorization (if necessary)

This will be requested by certain insurance plans and will be necessary in order for XIFIN to proceed with an appeal. XIFIN can create a template of a letter that they can sign and send to XIFIN up front or immediately after receiving the denial.

b. Patient Medical Records

Payors are going to request something from the physicians chart notes for the patient indicating why they ordered the service that Client provided. In most if not all cases, they will not accept a document that the physician has filled out but was created by Client (i.e. a req form or template letter).

c. Letter of Medical Necessity from the Physician (if necessary)

d.	Published clinical literature, service details, and appeal letters for appealed service

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